                                                                    EXHIBIT 10.6
                                                                    ------------

DATED                                                             April 30, 1996
- --------------------------------------------------------------------------------




                     SUBSCRIPTION AND SHAREHOLDERS AGREEMENT

                                  (relating to)

                                ACCESS 24 LIMITED           (1)

                             TELETECH HOLDINGS, INC.        (2)

                           PRIPLAN INVESTMENTS LIMITED      (3)





                                 LAWRENCE GRAHAM
                                   190 Strand
                                 London WC2R 1JN
                               Tel: 0171-379 0000

                                 Ref: 0245091.02

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CLAUSE NO.                                                              PAGE NO.
- ----------                                                              --------
                                    AGREEMENT


1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.   COMPLETION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

3.   POST COMPLETION OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . .   7

4.   BUSINESS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . .   9

5.   EXPANSION OF THE BUSINESS . . . . . . . . . . . . . . . . . . . . . . .  10

6.   DEVELOPMENT OF THE BUSINESS . . . . . . . . . . . . . . . . . . . . . .  11

7.   INTELLECTUAL PROPERTY RIGHTS. . . . . . . . . . . . . . . . . . . . . .  11

8.   FUTURE FUNDING AND PUBLIC OFFERS. . . . . . . . . . . . . . . . . . . .  12

9.   BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . .  13

10.  APPROVAL OF CERTAIN ACTIVITIES. . . . . . . . . . . . . . . . . . . . .  14

11.  FINANCIAL STATEMENTS AND ACCOUNTS OF THE COMPANY. . . . . . . . . . . .  14

12.  CHARGING OF THE SHARES. . . . . . . . . . . . . . . . . . . . . . . . .  15

13.  TRANSFER OF SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . .  15

14.  TELETECH PUT OPTION . . . . . . . . . . . . . . . . . . . . . . . . . .  16

15.  EVENTS OF DEFAULT OPTION. . . . . . . . . . . . . . . . . . . . . . . .  16

16.  NON-COMPETITION/CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . .  18

17.  GROUP GOVERNANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

18.  ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

19.  WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

20.  EXPIRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22



                                       -i-
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21.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

22.  WHOLE AGREEMENT AND CONFLICT. . . . . . . . . . . . . . . . . . . . . .  22

23.  INVALIDITY AND SEVERABILITY . . . . . . . . . . . . . . . . . . . . . .  22

24.  NO PARTNERSHIP. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

25.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

26.  PROPER LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

27.  ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SCHEDULE 1     PART A - DETAILS OF THE COMPANY PRIOR TO AND
                POST COMPLETION. . . . . . . . . . . . . . . . . . . . . . .  25

               PART B - DETAILS OF NEWCO POST
                COMPLETION . . . . . . . . . . . . . . . . . . . . . . . . .  26

SCHEDULE 2     RESOLUTIONS/ORDINARY RESOLUTIONS. . . . . . . . . . . . . . .  27

SCHEDULE 3     Development of the Business . . . . . . . . . . . . . . . . .  29

SCHEDULE 4     Matters for Approval. . . . . . . . . . . . . . . . . . . . .  32

SCHEDULE 5     DEED OF ADHERENCE . . . . . . . . . . . . . . . . . . . . . .  34

SCHEDULE 6     Valuation . . . . . . . . . . . . . . . . . . . . . . . . . .  35


                                  AGREED DRAFTS

Acquisition Agreement
Business Plan
New Articles of Association
Loan Agreement
Fixed and Floating Charges
Intra Group Agreement
Equipment Sub-Lease
Secondment Agreements
Guarantee

THIS DEED is made the  30th day of April 1996

BETWEEN:-

(1) ACCESS 24 LIMITED whose registered office is at Access 24 House, Bancroft Road, Reigate, Surrey RH2 7RP in the United Kingdom ("the Company");

(2) TELETECH HOLDINGS, INC. a company registered in the State of Delaware in the United States of America whose registered office is at 1700 Lincoln Street, Suite 1400, Denver, Colorado, 80203 ("TeleTech");

(3) PRIPLAN INVESTMENTS LIMITED whose registered office is at PPP House, Vale Road, Tunbridge Wells, Kent TN1 1BJ in the United Kingdom ("PPP").

WHEREAS:-

(A) The Company was incorporated on 27 June 1995 and at present has an issued share capital of 2 ordinary shares held as to 2 Shares of L1 by TeleTech and has one subsidiary, Newco.

(B) The Company leases certain assets for the purpose of operating services which provide information services to customers of the Company's clients.

(C) The Company is in need of additional equity and loan capital in order to expand its operations and for this purpose PPP has agreed to purchase a shareholding in the Company, to subscribe for additional shares in the Company and to lend funds to the Company upon the terms and conditions hereinafter appearing.

(D) Following completion of this Deed the Company will transfer its business and certain assets to Newco.

(E) The parties hereto have agreed to govern their relations with each other upon the terms and the conditions hereinafter appearing.

IT IS AGREED as follows:-

1.   DEFINITIONS

1.1 In this Deed and the Schedules hereto the following expressions shall have the meanings set out below, unless the context otherwise requires:-

       "Access 24"            means Access 24 Service Corporation Pty Limited a
                              company registered under the laws of Australia;

       "Accounts"              means an audited balance sheet and audited
                               profit and loss account for each year ended on 31 December of the Company to be prepared in accordance with recognized UK accounting standards and such other principles as the Shareholders may agree from time to time and insofar as is consistent with the Companies Acts and such standards, the accounts shall be prepared on a basis which, to the extent agreed by the Board, takes account of TeleTech's group reporting policies from time to time;

       "Acquisition Agreement" means the agreement for the purchase by PPP of
                               50% of the issued ordinary share capital of the Company in the form of the agreed draft;

       " "A" Director"         means any director of the Company appointed by
                               PPP in accordance with the provisions of Clause 9.2;

       "agreed draft"          means in relation to any document the draft of
                               that document which has been initialled for the purpose of identification by or on behalf of the parties hereto or their respective solicitors;

       "Agreement for Lease"   an agreement for the grant of the Lease in
                               respect of the Property dated 19th August 1995
                               between Invesco Group Limited (1) and Access 24
                               (2) together with the License to Sub-let and the License to Carry Out Alterations attached thereto in the agreed form;

       "Associate"             means any person or company who is a connected
                               person as that expression is defined by section
                               839 of the Taxes Act;

       "AT&T Guarantee"        a guarantee issued by Access 24 in favor of AT&T
                               whereby Access 24 has guaranteed the payments due to AT&T by the Company pursuant to an agreement for leasing certain computer and telecommunication equipment dated 28 November
                               1995 between the Company and AT&T which was novated in favor of the
                               Company on 30 April 1996;

       " "B" Director"         means any director of the Company appointed by
                               TeleTech in accordance with the provisions of Clause 9.2;

       "Board" the board of directors of the Company as from time to time constituted;

       "Business"              means the business of the Company as set out in
                               detail in Clause 4;

       "Business Day"          means any day (other than a Saturday or Sunday)
                               on which banks are open for business in London;

       "Business Plan"         means the business plan in the form of the
                               agreed draft as prepared by TeleTech and PPP for the development of the Business to be formally adopted at the first meeting of the Board following Completion as amended or updated from time to time;

       "Companies Act"         means the Companies Acts 1985 and 1989;

       "Completion"            means completion of the obligations of the
                               parties hereunder in accordance with the provisions of Clause 2 hereof;

       "Completion Date"       the date of this Deed;

       "Connected Person"      means in relation to any person or company, a
                               person or company who is connected with them or it within the meaning of Section 839 of the Taxes Act;

       "Director(s)"           means dependant on the context the directors of
                               the Company from time to time;

       "Equipment SubLease"    means an agreement between Newco and the Company
                               whereby certain assets will be leased by the Company to Newco in the form of the agreed draft;

       "Events of Default"     means the events of default set out in clause
                               15.1;

       "financial year"        means a year or other financial period ending
                               on December 31 in respect of which the Company prepares its accounts for audit in accordance with the relevant provisions of the Companies
                               Act;

       "Group" means in the applicable context of either Shareholder any company which at the relevant time, is the ultimate holding company of the Shareholder, another subsidiary of such holding company or a subsidiary of such Shareholder (as such expressions are defined in Section 736 of the Companies Act);

       "Healthline Agreement"  means an agreement between Access 24 and Private
                               Patients Plan Limited dated 24 July 1995 relating to the provision of information services which was novated in favor of the Company on 30 April 1996;

       "Intra-Group Agreement" means the sale agreement between the Company and Newco in the form of the agreed draft whereby the staff, the business and certain assets of the Company (including the Healthline Agreement) are to be transferred to Newco;

       "Intellectual Property
         Rights" patents, trade marks and service marks, rights in designs, trade or business names, copyrights and topography rights (whether or not any of these is registered and including applications for registration of any such thing) and rights under licenses and consents in relation to any such thing and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

       "Lease" means the agreed form lease attached to the Agreement for Lease;

       "Loan Agreement"        means a loan facility agreement between the
                               Company and PPP, the fixed and floating charges to be entered into by the Company and Newco and the guarantee to be provided by Newco to PPP in support of the Company's obligations under the Loan Agreement;

       "New Articles"          means the new Articles of Association to be
                               adopted by the Company concurrently with and subject to Completion in the form of the agreed draft as amended from time to time;

       "Newco" means Makecents Limited a wholly owned subsidiary of the Company details of which are set out in Part B of Schedule 1;

       "Novation Agreement"    means an agreement between the Company Newco,
                               Access 24 and Private Patients Plan Limited to novate the Healthline Agreement in favor of Newco;

       "Ordinary Shares"       means the 1 "A" Ordinary Share of L1 in the
                               Company to be held by PPP and 1 "B" Ordinary
                               Shares of L1 to be held by TeleTech upon reclassification of its holdings of ordinary shares in the Company following completion of the Acquisition Agreement and to be created by the Resolutions;

       "PPP's Solicitors"      means Lawrence Graham, 190 Strand, London WC2R
                               1JN;
       "Preference
          Shareholders"        means PPP in its capacity as holder of
                               Preference Shares;

       "Preference Shares"     means the 1,000,000 2006 Cumulative Redeemable 7%
                               Preference Shares of L1 each in the capital of the Company to be created by the Resolutions;

       "Property"              means the leasehold property at Reigate which is
                               the subject of the Agreement for Lease;

       "Resolutions"           means the resolutions of the Company in the form
                               set out in Schedule 2;

       "Shareholders"          means TeleTech and PPP in their capacity as
                               holders of Ordinary Shares;

       "Shares" means any or all as the context requires of the "A" and "B" Ordinary Shares and the Preference Shares;

       "Secondment Agreements" means agreements between Access 24 and Newco in respect of Messrs John Kendall and Louis Carroll in the forms of the agreed drafts;

       "subsidiary"            means a subsidiary as that expression is defined
                               by Section 736(1) of the Companies Act;

       "Taxation"              all forms of taxation, duties, imposts, levies
                               and rates whenever created or imposed and whether of the United Kingdom or elsewhere and all penalties and interest payable in respect thereof;

       "Taxes Act"             the Income and Corporation Taxes Act 1988;

       "London Stock Exchange" means London Stock Exchange Limited;

       "Value Added Services"  means the services to be provided by the Company as set out in detail in Clause 4;

1.2 Any reference express or implied to an enactment (including any subordinate legislation) includes references to:-

       1.2.1 that enactment as from time to time modified or re-enacted (with or without modification);

       1.2.2 any enactment which that enactment re-enacts (with or without modification); and

       1.2.3 any subordinate legislation made under that enactment or under any enactment referred to in paragraph 1.2.1 or 1.2.2 above;

1.3 Words denoting the singular shall include the plural and vice versa; reference to the masculine includes a reference to the feminine and neuter and bodies corporate.

1.4 In this Deed, unless the context otherwise requires, references to Schedules are to Schedules in this Deed and references to Clauses are to Clauses in this Deed and, references to paragraphs are to paragraphs of the Clause in which such reference appears. The Schedules form part of this Deed.

1.5 The headings in this Deed are for ease of reference only and shall not affect its interpretation.

1.6 Any date or period mentioned in any Clause may be extended with the approval of the Shareholders but otherwise time shall be of the essence.

1.7 In this Deed words and phrases the definition of which is contained or referred to in Part XXVI of the Companies Act shall be construed as defined therein.

2.       COMPLETION

2.1 Completion shall take place on the Completion Date at the offices of PPP's Solicitors or such other offices as the parties may subsequently agree when:-

         2.1.1 The parties to the extent applicable shall complete this Deed, the Acquisition Agreement and the Loan Agreement in accordance with their terms.

         2.1.2     The Company shall pass the Resolutions.

         2.1.3 PPP shall subscribe in cash for, and the Company shall allot the number of Preference Shares for the consideration of L1,000,000.

         2.1.4 PPP shall pay in full for the Preference Shares by delivery to the Company of a bankers draft for, or a telex transfer in the amount of L1,000,000 and unless otherwise agreed in writing the subscription monies shall be solely applied by the Company for the purpose of repaying the amount of inter-company debt owed by the Company to Access 24 as at the date hereof being not more than L710,132.22 and for the balance to be used as working capital in accordance with the Business Plan.

         2.1.5 TeleTech will appoint the "B" Directors and PPP will appoint the "A" Directors, all of whom will be elected to the Board.

         2.1.6 The Company shall issue under its seal a certificate for the Preference Shares so allotted to PPP and shall register it as the holder thereof.

         2.1.7     The Company shall file all the requisite forms and returns.

3.       POST COMPLETION OBLIGATIONS

3.1 The Shareholders undertake and covenant with each other that immediately following Completion that:-

       3.1.1 they will procure the repayment of the inter company indebtedness in the amount owed by the Company to Access 24.; and

       3.1.2 they will procure that Newco applies for VAT Registration and applies to join the existing VAT Group of which PPP healthcare group limited is the representative member or such other VAT Grouping as PPP may from time to time determine.

       3.1.3 thereafter they will procure the execution and completion of the following agreements in accordance with their respective terms and conditions:-

                 (a)  the Intra-Group Agreement;

                 (b)  the Novation Agreement;

                 (c)  the Equipment Sub-Lease

                 (d) such security documentation as is required to be entered into under the Loan Agreement.

       3.1.4 the Company will, on behalf of Access 24, complete the Works and the Fitting Out Works and carry out and complete the Entrance Works (all as defined in the Agreement for Lease) in full compliance with the terms of the Agreement for Lease (as such agreement may be varied from time to time by parties thereto, save that Access 24 shall not agree to vary the terms thereof without the prior consent in writing of the Company, such consent not to be unreasonably withheld), and the Company shall indemnify and keep indemnified Access 24 against any losses, damages, costs (including reasonable and properly incurred professional fees) expenses or other liabilities suffered or incurred by it as a result of the failure by the Company to perform its obligations under this sub-clause.

3.2 PPP will indemnify and keep indemnified Teletech (for itself and as trustee for Access 24) against 50% of any losses, damages costs (including reasonable and properly incurred professional fees) expenses or other liabilities suffered by Access 24 as a result of a demand being made against it under the AT&T Guarantee save in respect of any demand which is caused by any breach of the contract with AT&T for which the AT&T Guarantee is provided.

3.3 Teletech will use its reasonable endeavors to procure that upon completion of the Lease to Access 24 in accordance with the Agreement for Lease and conditional upon obtaining all necessary consents pursuant to Clause 5.1 of the Agreement for Lease, Access 24 will assign the Lease to the Company.

3.4 If in any respect the provisions of sub-clause 3.1 are not complied with in full by all parties the Shareholders acknowledge and accept that such a failure would constitute a fundamental breach of this Deed.

4.     BUSINESS OF THE COMPANY

4.1 The business of the Company shall unless and until the parties otherwise agree be confined to the provision of customer-care communications services using integrated voice and data communications technology which provide Value Added Services to clients of the Company ("Client(s)").
       The Shareholders agree that Value Added Services are services that both:-

       4.1.1 are not a routine transactional interaction between a Client and its customers (but may be combined with or connected to such a routine transactional interaction); and

       4.1.2 are capable of being publicly advertised as a distinct value added service.

       In addition to these two core principles the services shall also meet one or more of the following criteria in order to constitute Value Added Services:-

       (a) they are services for which a customer of a Client might be willing to pay additional fees;

       (b) they are provided by experts (such as nurses, nutritionists, etc) or specially trained personnel of the Company utilizing specially developed software packages for information storage and retrieval;

       (c) are services that enable a Client to differentiate itself from its competitors;

       (d) they are services that enhance an integral part of a Client's business; or

       (e) they are services that constitute information services and/or assistance services.

4.2 In the event that the Directors are not able to agree on whether a certain service falls within the above criteria the issue shall be put to a specially designated "A" Director, or such other "A" Director designated by PPP from time to time and a specially designated "B" Director, or such other "B" Director designated by TeleTech from time to time (collectively the "Designated Directors"); To initiate this resolution process, either Shareholder shall be entitled to deliver written notice to the other Shareholder and the Company specifying, in reasonable detail, the facts supporting its position that a specified proposed service is or is not a Value Added Service. During the 14 Business Days following the date of service by a Shareholder of the foregoing notice the Designated Directors shall attempt in good faith to resolve the dispute. Provided that if TeleTech submits that a service to be provided from within the territory described in Clause 5 is one that (a) TeleTech performed for its clients prior to the date on which it acquired Access 24 AND (b) it is a routine transactional service that constitutes one or more of the following: (i) providing technical "help desk" product or service support or operating instructions/assistance relating to the installation or use by a customer of a client's product or service, (ii) processing and fulfilling requests for the purchase of or subscription to a client's product or service offerings, (iii) tracking package delivery and answering inquiries or resolving complaints relating thereto,
       (iv) answering billing or account queries, (v) reserving or confirming space, such as at seminars or on airline flights, (vi) activating product or service upgrades, or (vii) confirming receipt of products or services previously ordered; or (viii) equipping, staffing and managing call centers pursuant to a contract with a client in connection with TeleTech's provision of any of the services described in sub-clauses (i) to (vii) then the Specially Designated "A" Directors shall not be able to insist or maintain that such a service is a Value Added Service. If the dispute is resolved, the Designated Directors shall submit a joint letter to the Company informing it of the resolution. Any resolution agreed to by the Designated Directors will be binding on the Shareholders and the Company.

4.3 If the Designated Directors are unable, within the said 14 Business Day period, to resolve a dispute on whether a specified proposed service is or is not a Value Added Service, the dispute shall be submitted to a neutral third party, selected jointly by the Designated Directors, who is not affiliated with either Shareholder or the Company. If the Designated Directors are unable, within 7 Business Days, to agree upon the selection of a neutral third party, either or both of the Designated Directors may request that such party be chosen by the President of the Law Society, in London, England. The neutral third party, upon selection and upon execution of an appropriate confidentiality agreement, shall be supplied with any information which he may reasonably request in connection with the dispute. The neutral third party shall act as an expert, not as an arbitrator, and his decision shall not be binding on the Designated Directors. If the Designated Directors are unable to resolve the dispute based on the decision of the neutral third party, the Designated Directors shall advise the Shareholders in writing of such decision and the Shareholders then shall determine how the dispute should be resolved.

4.4 Any costs incurred in the operation of the resolution process provided for in Clauses 4.2 and 4.3 shall be borne by the Company.

5.     EXPANSION OF THE BUSINESS

5.1 The Business shall be carried on by Newco through branches or other subsidiary companies established in the United Kingdom and Ireland.

5.2 The Company and Newco will not set up premises, facilities or branches to expand the Business in new territories outside of the UK and Ireland without the prior written consent of both PPP and TeleTech.

6.     DEVELOPMENT OF THE BUSINESS

6.1 In the promotion of the Business and development of the facilities at the Property or such other properties as the Shareholders may agree to during the term of this Agreement PPP and TeleTech undertake to each other as follows:-

       6.1.1 PPP or members of its Group will provide the services and manpower detailed in Schedule 3;

       6.1.2 TeleTech or members of its Group will provide the services and manpower detailed in Schedule 3;

       6.1.3 the development of the Business and the facilities at the Property (and at any future properties) will be phased in accordance with the Business Plan;

       6.1.4 except to the extent otherwise specifically provided herein and to the maximum extent feasible, the Shareholders agree that the Company will operate as a stand alone business, including with respect to its marketing, sales, human resources, training, operations and financial functions, and that TeleTech and PPP will participate equally and actively to establish and manage the business on an ongoing basis;

       6.1.5 the model for development of the facilities at the Property will, as appropriate, be based upon the TeleTech facility in Burbank, California, or as otherwise provided for in the Business Plan; and

       6.1.6 that each of them will use its best endeavors to promote and develop the Business to the best advantage of the Company.

7.     INTELLECTUAL PROPERTY RIGHTS

7.1 Subject to the provisions of this clause, the ownership of any Intellectual Property Rights developed or created by the Company during the term of this Agreement shall vest in the Company Provided that the Company will grant perpetual licenses to each Shareholder to use the same on a royalty free, unlimited seat and unlimited geographic basis.

7.2 Each of PPP and TeleTech will grant licenses to the Company to use any Intellectual Property Rights owned by it and which are applicable to the Business, on a royalty free unlimited seat basis which licenses will include rights to modify and/or enhance such Intellectual Property Rights. Any enhancements or modifications to such licensed Intellectual Property Rights by the Company or TeleTech or PPP automatically will be owned by the owner of the licensed original Intellectual Property Rights with the Company automatically obtaining a license to such modifications and enhancements on the same terms as the Company's original license in respect of such Intellectual Property Rights.

7.3 In the event that either PPP (or any member of its Group) or TeleTech (or any member of its Group) ceases to be a holder of its Shares (the "Departing Shareholder"):-

       7.3.1 all licenses of Intellectual Property Rights granted to the Company (or to any Associate of the Company) by the Departing Shareholder or any Associate of the Departing Shareholder and in effect at such date (the "Termination Date") shall continue to have effect, but solely in respect of any service agreements between the Company and its Clients in existence at the Termination Date, until such service agreements expire or are terminated.

       7.3.2 the Departing Shareholder shall offer to provide, or continue to provide, following the Termination Date service and maintenance of Intellectual Property Rights licensed to the Company at the commercial rates then charged by it, as the same may be amended from time to time; and

       7.3.3 subject to clause 7.3.1, after the Termination Date, the Departing Shareholder may grant new licenses to the Company or renew existing licenses upon expiration of the same, in its sole discretion and on such commercial terms as the parties may negotiate on an arms length basis.

8.     FUTURE FUNDING AND PUBLIC OFFERS

8.1 In addition to the shares to be subscribed for under Clause 2.1.3 the Shareholders undertake to subscribe in equal proportions for any shares offered by the Company by way of any rights issue, approved unanimously by the Board, in the event that the monies raised by the issue of the Preference Shares and the monies advanced under the Loan Agreement have been fully utilized by the Company but additional sums of money are required by the Company.

8.2 If any rent deposit and/or guarantee of the performance of the obligations of the Company is required by the landlord in respect of the Property in order for it to give its consent to an assignment of the lease either such rent deposit shall be contributed on an equal basis or such guarantee shall be given jointly and severally by the Shareholders PROVIDED THAT each Shareholder shall indemnify the other Shareholder to the extent that the other Shareholder is required to pay more than one half of the total sum (including costs, interest and other charges) required to be paid under such guarantee to the intent that each Shareholder shall only bear one half of the liability under such guarantee. FURTHER PROVIDED THAT in the event that either Shareholder disposes of its shares to the other Shareholder then the Shareholder acquiring such shares will use all reasonable endeavors to obtain the release of that Shareholder from any rent deposit, guarantees and indemnities which it may have given pursuant to this Deed in respect of any of the liabilities or obligations of the Company to third parties and pending the obtaining of such release the other Shareholder and shall keep that Shareholder fully and effectively indemnified against any liability pursuant to any such guarantees or indemnities.

8.3 In the event that the Company by way of unanimous decision of the Board decides to make an application for admission of all or any part of its share capital to the Official List of the London Stock Exchange, or the grant of permission to deal in the same on the alternative investments market, or any other recognized stock exchange in the United Kingdom or in the United States of America, the Company hereby undertakes and covenants with the Shareholders that it will upon receipt of written notice from any Shareholder procure to include all the Ordinary Shares owned by it (or such portion as shall be designated by such Shareholder) in such application.

9.     BOARD OF DIRECTORS

9.1 Unless otherwise agreed by the parties hereto, the number of Directors of the Company shall not exceed eight.

9.2 The Shareholders shall each be entitled to appoint up to four Directors to the Board and to appoint a new director to take the place of any Director appointed by it who vacates office for any cause. A Director shall be removed either at the request of the Shareholder who requested his appointment upon such Shareholder serving written notice on the Director and copying the same to the Board, or by a resolution of the majority of the Board (exclusive of the Director whose conduct is at issue) for Cause. Directors appointed by PPP shall be "A" Directors and Directors appointed by TeleTech shall be "B" Directors. For purposes of this Clause 9.2, "Cause" shall mean a Director's (i) breach of, or wilful and continued failure to perform his duties as a director of the Company, (ii) wilful conduct which, upon the unanimous determination of the Board, reached in good faith, (exclusive of the director whose conduct is at issue), is significantly injurious or detrimental to the Company, (iii) conviction for or a plea of guilty to any serious material criminal offence.

9.3 In addition to their powers to appoint Directors each Shareholder will be entitled to appoint one observer who will be entitled to receive notice of board meetings and attend the same but will have no right to vote on any issues put before such meetings.

9.4 Any Director appointed under Clause 9.2 shall be entitled to pass to the Shareholder appointing him full details of any information which may come into his possession as such Director and the Company shall ensure that each Director is fully and regularly informed of the trading and financial position of the Company and is supplied with whatever information relating to the Company as he may reasonably require to fulfil his duties as a Director.

9.5 Each Director shall be entitled to appoint an alternate pursuant to the New Articles.

9.6 Each of the Shareholders undertakes that there will be at all times a Director appointed by him pursuant to Clause 9.2 able and willing to act as such Director.

9.7    The Chairman of any Meeting of the Board shall not have a casting vote.

9.8 Save unless the Shareholders or the Directors shall unanimously consent in writing each Director shall be given reasonable notice of all Board Meetings (being not less than fourteen Business Days) in accordance with the New Articles and shall be entitled to inspect any documents or assets of the Company.

9.9    The Company Secretary of the Company shall be Edward Davis.

10.    APPROVAL OF CERTAIN ACTIVITIES

10.1 The matters set out in Schedule 4 shall only be undertaken by the Company if all the Directors unanimously shall have voted in favor of the proposed course of action and save as required by law no meeting of the Shareholder shall be convened by the Directors or any Shareholders' resolution be put to the Shareholders unless the Directors shall have voted unanimously to convene such proposed meeting or voted unanimously in favor of the proposed resolution.

10.2 A meeting of the Board or a meeting of the Shareholders shall not be quorate unless in the case of a Board Meeting at least one "A" Director and one "B" Director (or their designated alternate directors) is present and in the case of a Shareholders' Meeting the duly authorized representative or proxy of each Shareholder and the Preference Shareholders is present in each case throughout the Meeting.

10.3 The Shareholders undertake to each other not to requisition meetings of the Shareholders pursuant to the Companies Act.

11.    FINANCIAL STATEMENTS AND ACCOUNTS OF THE COMPANY

11.1 The Company and the Shareholders shall procure that management reports including financial statements showing the trading position of the Company, a profit and loss account for the year to date and balance sheet shall be prepared and circulated to all Shareholders and Directors at least once every 3 months.

11.2 The Accounts of the Company shall be made up to 31st December in each year or such other date as may be resolved by the Board.

11.3   The Auditors of the Company shall be Messrs Coopers & Lybrand.

11.4 All books of account daily income and expenditure records and bank paying in books shall be kept open for inspection by each of the Shareholders or its directors.

11.5 The Company's bank mandate shall require the signature of one "A" Director and one "B" Director (or any other designated signatories as the directors unanimously appoint) for all transactions in excess of L100,000.

12.    CHARGING OF THE SHARES

       None of the Shareholders shall, except with the prior written consent of the others, create or permit or subsist any pledge, lien or charge over, or grant any option or other rights to dispose of any interest in, all or any of the Shares held by it (otherwise than by a transfer of such Shares in accordance with the provisions of the New Articles).

13.    TRANSFER OF SHARES

13.1 No Shareholder shall be entitled to transfer its shares in the Company, or any interest therein, except in accordance with the provision of the New Articles and the Company shall not recognize or accept for registration any transfer or purported transfer in contravention of the New Articles.

13.2 The parties shall procure that before any person (other than a person who is already a Shareholder) is registered as a holder of any share in the Company such person shall enter into a deed of adherence in the form set out in Schedule 5 to this Deed. The Company shall not register any such person as the holder of any share until such a deed has been executed and upon being so registered that person shall be deemed to be a party to this Deed.

13.3   The Company shall not register any transfer made in breach of sub-clause
       13.1 and the shares comprised in any transfer so made shall carry no rights whatsoever unless and until in each case the breach is rectified.

14.    TELETECH PUT OPTION

14.1 If it is alleged that Private Patients Plan Limited is in breach, other than a breach caused solely or predominantly by the breach of the Company or TeleTech, of any material obligation which it owes to the Company under the Healthline Contract, PPP agrees that the prosecution of any right of action which the Company may have in respect thereof shall be passed to the "B" Directors who shall have full authority on behalf of the Company to negotiate, litigate and settle any claim arising therewith and PPP shall take all steps within its power to give effect to the provisions of this sub-clause;

14.2 The provisions of sub-clause 14.1 shall apply mutatis mutandis in relation to any such breach of the Healthline Contract caused solely or predominantly by TeleTech as a result of its failure to provide the Company with the Intellectual Property Rights and support detailed in Schedule Three and the conduct of any claim by the Company in respect thereof shall be passed to the "A" Directors;

14.3 In the event of any breach by Private Patients Plan Limited of its obligations under the Healthline Contract, other than by reason of the Company's breach of the Healthline Contract in accordance with its terms and specifications, which the Shareholders are unable to resolve and which:-

       14.3.1    occurs within eighteen months of the date of this Deed; and

       14.3.2 is not remedied within 30 days of written notice having been given by the "B" Directors detailing the breach; and

       14.3.3 gives rise to a loss to the Company of Service Fees due under the Healthline Contract for four months or more;

       then notwithstanding the provisions of sub-clause 14.1 TeleTech shall have the option to require PPP to purchase all of its Ordinary Shares by giving written notice, on the exercise of which PPP shall become bound to purchase and Teletech shall become bound to complete the sale of such shares for a price equal to the total valuation price per share which shall be the value as determined in accordance with the provisions of Schedule 6.

15.    EVENTS OF DEFAULT OPTION

15.1   The following shall be Events of Default in relation to either
       Shareholder:-

       (a) any breach by such Shareholder of its material obligations under this Deed if such default is incapable of remedy or, if capable of remedy, such default continues unremedied for 30 days after notice thereof has been given by the other Shareholder to the said Shareholder and the Company;

       (b) the Shareholder whilst insolvent compounds or proposes or enters into any re-organization or other special arrangement with its creditors or is unable to pay its debts within the meaning of S.123 Insolvency Act 1986 or in respect of TeleTech the Bankruptcy Reform Act 1978;

       (c) an encumbrancer lawfully takes possession (and does not relinquish possession within 30 days) or an administrative receiver or receiver is validly appointed of the whole or a substantial part of the undertaking, property or assets of the Shareholder or an administration order is made in respect of the Shareholder (and such appointment is not vacated or administration order dismissed within 30 days);

       (d) an order is made or an effective resolution is passed or any analogous proceedings are taken for the winding up of the Shareholder other than a members' voluntary liquidation solely for the purpose of a solvent amalgamation or reconstruction on terms previously notified in writing to the Other Shareholder;

       (e) any of the matters referred to in paragraphs (b), (c) and (d) above occurs in relation to any holding company for the time being of the Shareholder;

15.2 Upon the occurrence of an Event of Default in relation to one Shareholder (the "Defaulting Shareholder") the other Shareholder ("Other Shareholder") shall be at liberty whilst such default continues unremedied to give notice (a "Default Notice") to the Defaulting Shareholder requiring the Defaulting Shareholder to sell its shares in the Company ("the Shares") to the Other Shareholder for a price equal to the total valuation price for such Shares which shall be the value as determined in accordance with the provisions of Schedule 6 ("the Valuation Price").

15.3 Any Preference Shares owned by a Defaulting Shareholder shall be transferred to the Other Shareholder concurrently with the transfer, pursuant to this Clause 15, of the Defaulting Shareholder's Ordinary Shares and upon payment by the Other Shareholder of consideration equal to the issue price per Preference Share plus any dividends accrued up to the date of purchase but unpaid thereon.

15.4 Once the Valuation Price has been determined as provided in Clause 15.2, the said Shares shall be transferred to the Other Shareholder within a period of fourteen days after such valuation and each Shareholder hereby appoints the Other Shareholder as its attorney to execute such transfer on its behalf and in its name in default of its doing so within such period and to receive the Valuation Price on its behalf, such appointment being irrevocable and by way of security for its obligations hereunder.

16.    NON-COMPETITION/CONFIDENTIALITY

16.1 Each of the Shareholders undertakes and covenants that while it continues to hold shares in the Company and for a period of 18 months following the date of its ceasing to be a Shareholder it will not provide and will procure that no member of its Group (except the Company) will provide Value Added Services that emanate or originate from within the United Kingdom or Ireland or such other jurisdictions as the Company may subsequently operate out of in accordance with this Deed (collectively, the "Territory") without the prior written consent of the other Shareholder, except for any such services that are merely incidental to a multinational services agreement pursuant to which such Shareholder provides such services to a client predominantly from a call center located outside the Territory. PROVIDED THAT nothing in this Clause shall prevent any of the Shareholders from holding up to 5% of any class of the stocks shares or debentures in any public limited company whose stocks shares or debentures are listed or quoted on a stock exchange or dealt in on an unlisted securities market.

16.2 Each Shareholder acknowledges that it may be furnished with or may otherwise obtain or have access to proprietary or confidential information regarding the Company or its subsidiaries or Clients, the other Shareholder and/or other businesses of the other Shareholder, which information may include business ideas, plans or concepts, financial plans or projections, marketing plans and know-how, trade secrets, customer and supplier names, and other confidential and proprietary technical, financial or business information (collectively, "Confidential Information"). Each Shareholder acknowledges that all Confidential Information, whether in oral, written, encoded, graphic or other tangible or intangible form, is subject to the terms of this Deed.

16.3 Notwithstanding the foregoing, the following shall not be considered Confidential Information subject to the duty of protection imposed by this Deed:

       16.3.1 information that is or becomes generally available to and known by the public other than as a result of an unauthorized disclosure by a Shareholder;

       16.3.2 information which is received by a Shareholder on a non-confidential basis from a third person who is not under any obligation to maintain the confidentiality thereof; or

       16.3.3 information that a Shareholder can prove was independently developed by it without breaching its confidentiality obligations under this Deed.

16.4 So long as it is a shareholder of the Company and at all times thereafter, each Shareholder agrees to:

       16.4.1 hold all Confidential Information in confidence and protect it from disclosure with at least the same degree of care by which such Shareholder protects its own propriety or confidential information, but in no event less than a reasonable degree of care;

       16.4.2 restrict disclosure of Confidential Information solely to those directors, officers, employees or representatives of Shareholder or any member of the Shareholders Group (collectively, "Representatives") who have a need to know such Confidential Information in connection with such Shareholder's performance of services on behalf and for the benefit of the Company; provided that such Representatives first are informed of the confidential nature of the subject matter of such disclosure;

       16.4.3 use Confidential Information relating to the Company only in connection with the performance of services on behalf and for the benefit of the Company;

16.5 Notwithstanding Clause 16.4, a Shareholder is permitted to disclose Confidential Information to the extent that, in the opinion of such Shareholder's outside legal counsel, such disclosure is required pursuant to applicable law, rule or regulation, including without limitation in the case of TeleTech the United States Securities Act of 1933, as amended, or is legally compelled by judicial or administrative order, deposition, interrogatory, request for documents, subpoena, investigative demand or other process or otherwise is necessary in connection with any claim or litigation arising under or with respect to this Deed. In the event that a Shareholder or its Representatives becomes subject to a demand for discovery or other request for disclosure of Confidential Information, such Shareholder, on its own or on its Representative's behalf, shall give prompt notice of such demand or request to the Company or the other Shareholder, as appropriate, and shall cooperate, as reasonably requested, in seeking a protective order or other appropriate remedy and/or, to the extent permitted by law, with respect to the form of such required disclosure.

16.6 The Confidential Information shall be and remain the property of the Company or the applicable Shareholder, as appropriate. Within 10 days after a Shareholder ceases to be a shareholder of the Company, such Shareholder shall (a) return to the Company or the other Shareholder, as appropriate, or at the Company's or other Shareholder's sole discretion, destroy (and confirm such destruction in writing) all Confidential Information in its possession that relates to the Company or the other Shareholder and (b) destroy all studies, analyses, reports or other documents prepared by such Shareholder or its Representatives which contain or are based, in whole or in part, on the Confidential Information, which destruction shall be confirmed in writing within such time period; provided that the Company or the other Shareholder shall provide such information and documentation as the departing Shareholder may reasonably request in relation to matters required by it for the purposes of preparing its own accounts or in respect of its taxation affairs.

16.7 Each Shareholder acknowledges that the Confidential Information it may receive or obtain in the course of its association with the Company would give such Shareholder an unfair competitive advantage. In light thereof, and in consideration for entering into this Deed and the Acquisition Agreement, each Shareholder agrees that, for so long as it is associated with the Company and for 18 months thereafter, such Shareholder shall not solicit, attempt to solicit or cause the solicitation or attempted solicitation, and shall procure that no member of its Group shall solicit, attempt to solicit or cause the solicitation or attempted solicitation, of:

       16.7.1 any Client of the Company to cease doing business with the Company or any of its subsidiaries; or

       16.7.2 any employee of the Company to leave his or her employment with the Company or its subsidiaries and accept employment elsewhere; provided that such restrictions do not apply to any solicitation for employment directed at the public in general (I.E., through advertisements in publications of general circulation) or with respect to any employee of the Company who is also an employee of such Shareholder or any of its affiliates.

16.8 If either PPP or TeleTech or any member of their respective Groups wish to conduct business similar to the Business through its own premises and facilities located in the Territory, it shall do so only with the prior written consent of the other.

16.9 If either PPP or TeleTech or any member of their respective Groups proposes to set up premises, facilities or branches in any European country other than the countries in the Territory for the purposes of providing services similar to the Business it undertakes to notify and discuss its plans with the other Shareholder and the Company prior to doing so. Provided that such an obligation to notify and discuss does not impose any further obligation to conduct such business through the Company or with the other party.

16.10 Each of the Shareholders undertakes to the other to take all such steps as shall from time to time be necessary to ensure compliance with the provisions of Clause 16.4-16.7 by its employees, agents and sub-contractors.

16.11 While the restrictions in Clause 16.7 are considered by the Shareholders to be reasonable in all the circumstances, if any one or more of such restrictions shall either taken by itself or themselves together be adjudged to go beyond what is reasonable in all the circumstances for the protection of the Company's legitimate interest but would be adjudged reasonable if any particular restriction or restrictions were deleted or any part or parts of the wording thereof were deleted, restricted or limited in any particular manner, then the said restrictions shall apply with such deletions, restrictions or limitations as the case may be.

16.12 No provision of this Deed, by virtue of which this Deed is subject to registration (if such be the case) under the Restrictive Trade Practices Act 1976, shall take effect until the day after particulars of this Deed have been furnished to the Director General of Fair Trading pursuant to Section 24 of that Act. For this purpose the expression "this Deed" includes any agreement or arrangement of which this Deed forms part and which is registrable or by virtue of which this Deed is registrable.

16.13 The costs of any registration pursuant to clause 16.12 and the Healthline Contract shall be borne by the Company.

16.14 Each Shareholder acknowledges and agrees that any breach of this Clause 16 would cause irreparable damage to the Company and/or the other Shareholder, as appropriate, for which damages would not be an appropriate remedy or would not be ascertainable. The non-breaching Shareholder, therefore, shall be entitled to specific performance and/or injunctive relief with respect to any actual or threatened breach of this Clause 16 by the other Shareholder, in addition to any other remedies that may be available at law or in equity. Each Shareholder agrees not to oppose the granting of such equitable relief and to waive any requirement for the securing or posting of any bond in connection with such remedy.

17.    GROUP GOVERNANCE

       The expression "the Company" where used in clauses 4, 6, 7, 8.2, 9, 10, 11, 16, 17, Schedule 3 and Schedule 4 shall be deemed by the parties to apply to include Newco and each of the other companies which are subsidiaries of the Company (if any) from time to time to the intent and effect that the parties covenant and undertake to each other to control and manage Newco and any subsequent subsidiaries in accordance with the principles of the provisions of clauses 4, 6, 7, 8.2, 9, 10, 11, 16, 17,
       Schedule 3 and Schedule 4 unless otherwise agreed.

18.     ANNOUNCEMENTS

       No announcement concerning this Deed or any ancillary matter or any information concerning either party's involvement with or interest in the Company including (without limitation) any of the terms set forth in this Deed shall be made disclosed or divulged before or after Completion by any party hereto without the prior written approval of the other parties (such approval not to be unreasonably withheld) provided that TeleTech or PPP shall be entitled to make any of such disclosures, after consultation with the other, to the extent it believes in good faith that such disclosures are required by applicable law, including, in the case of TeleTech, the United States Securities Act of 1933, as amended, or the laws or regulations of any recognized stock exchange.

19.    WAIVERS

19.1 No delay or omission of any party in exercising any right, power or privilege under this Deed shall impair such right, power or privilege, or be construed as a waiver of such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise of such right, power or privilege, or the exercise of any other rights, powers or privileges. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

19.2 Save as otherwise expressly stated herein no provision of this Deed may be amended, waived, discharged or terminated nor may any breach of the provisions of this Deed be waived or discharged except (in each case) by an instrument in writing signed by or on behalf of each party against which enforcement of the amendment, waiver, discharge or termination is sought.

20.    EXPIRATION

       This Deed shall commence on the date hereof and shall expire and (save for pre-existing breaches and the provisions of Clauses 7.3, 16, 18, 19, and 21 through 27) be of no further force or effect upon either PPP or TeleTech ceasing to hold any Shares.

21.    COUNTERPARTS

       This Deed may be executed in any number of counterparts and by the different parties in different counterparts and all such counterparts shall be deemed to constitute one and the same instrument.

22.    WHOLE AGREEMENT AND CONFLICT

22.1 This Deed contains the whole agreement between the parties hereto relating to the transactions herein provided for and supersedes previous agreements between the parties hereto (if any) relating thereto.

22.2 In the event of any conflict between the provisions of this Deed and the New Articles the provisions of this Deed shall prevail.

23.    INVALIDITY AND SEVERABILITY

       If any provision of this Deed shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable the invalidity or unenforceability of such provision shall not affect the other provisions of this Deed and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The parties hereby agree to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic legal and commercial objectives of the invalid or unenforceable provision.

24.    NO PARTNERSHIP

       Nothing contained in this Deed shall be deemed to constitute a partnership between the parties hereto or any of them and no party shall hold himself out as an agent for any other party save with the prior consent of such other party.

25.    NOTICES

25.1 Any notice to be given by any party to this Deed shall be in writing and shall be deemed duly received if delivered personally or sent by telex or by prepaid registered post (airmail in the case of an address for service outside the United Kingdom) to the addressee and at the address or (as the case may be) the telex or facsimile number of that party set opposite its name below:-

       PARTY                           ADDRESS                TELEX NO.
       -----                           -------                ---------
       PPP healthcare group limited    PPP House
       Attn: Group Secretary           Vale Road
                                       Tunbridge Wells
                                       Kent TN1 1BJ.
                                       Fax:   01892 505678

       TeleTech Holdings, Inc.         1700 Lincoln Street
                                       Suite 1400
                                       Denver, Colorado 80203
       Attn: Chief Executive Officer   Fax: 303 894 4203
       Attn: Chief Financial Officer   Fax: 303 894 7321

       with a copy to:
       Neal, Gerber & Eisenberg
       Two North Lasalle Street
       Chicago
       Illinois  60602
       Attn: Charles E. Gerber         (312) 269 1747

       (or at such other address (or telex) as the party to be served may have notified in accordance with the provisions of this clause) for the purposes of this Deed.

25.2 Any notice sent by telex or facsimile shall be deemed served when dispatched and any notice served from within the United Kingdom by prepaid registered post shall be deemed served 48 hours after posting to an address in the United Kingdom, or 7 days after posting by air mail from one jurisdiction to an address in another jurisdiction.

25.3   In proving service of any notice it shall be sufficient:-

       25.3.1 in the case of a telex, to prove only the dispatch of such telex and the receipt of the correct answerback code or transmission report as the case may be;

       25.3.2 in the case of delivery in person, to prove that the notice was delivered or left at the correct address;

       25.3.3 in the case of delivery by prepaid registered post, to produce the relevant certificate of posting.

26.    PROPER LAW

       The parties hereto hereby submit to the non-exclusive jurisdiction of the High Court of Justice in England in relation to any claim, dispute or difference which may arise hereunder and hereby agree for the purpose of Order 10, Rule 3 of the Rules of the Supreme Court of England (or any modification or re-enactment thereof), and in any legal proceeding in any other jurisdiction, that any process may be served on any of them by leaving a copy thereof or by posting a copy addressed to them at their address as provided in this Deed.

27.    ASSIGNMENT

       This Deed shall not be assignable by any party hereto without the prior written consent of the other save that in the event such assignee ceases to be a member of a Shareholders Group it shall re-assign this Deed to an assignee within such Shareholders Group. Further provided that PPP may novate its rights and obligations under this Agreement (provided that all other agreements which evidence the joint venture to which PPP is a party (the "ancillary agreements") are also novated or assigned) to PPP healthcare limited or PPP healthcare group plc without any further consent of TeleTech by delivering to TeleTech a written notice of novation executed by PPP and PPP healthcare limited or PPP healthcare group plc under which PPP healthcare limited or PPP healthcare group plc agrees to assume all rights and obligations of PPP under this Agreement and the ancillary agreements and to which the Company and TeleTech will be a party and execute the same.

AS WITNESS whereof this Deed has been executed by or on behalf of each of the parties hereto the day and year first above written.

                                   SCHEDULE 1

                                     PART A

               DETAILS OF THE COMPANY PRIOR TO AND POST COMPLETION

                                 (1)                        (2)
                           PRIOR TO COMPLETION        POST COMPLETION
                           -------------------        ---------------
Name                       Access 24 Limited          Access 24 UK Limited
*Registered Number         3074552                    -
Date of Incorporation      27th June 1995             -

Authorized Share Capital:  100                        1,000,100
Ordinary                   100                        -
A - Ordinary               None                       50
B- Ordinary                None                       50
Preference                 None                       1,000,000

Issued Share Capital:

Ordinary                   2
A - Ordinary               None                       1
B - Ordinary               None                       1
Preference                 None                       1,000,000

Shareholders/Number/
Class of Shares held

TeleTech                   Two                        One
PPP                        None                       One

Directors                  Louis Carroll              A - Peter Owen
                                                      A - Ian Riley
                           John Kendall               B - Louis Carroll
                                                      B - Ken Tuchman

Secretary                  Annette Louise Heywood     Edward Davis

Auditors                   Arthur Andersen            Coopers & Lybrand

Registered Office          Access 24 House,           Same
                           Barncroft Road,
                           Reigate, Surrey, RH2 7RP

Accounting Reference Date  31/12                      31/12
Mortgages, Debentures      None                       PPP
and other Charges

                                     PART B

                        DETAILS OF NEWCO POST COMPLETION

                           PRIOR TO COMPLETION        POST COMPLETION
                           -------------------        ---------------
Name                       Makecents Limited          Access 24 Limited
*Registered Number         3167020                    -
Date of Incorporation      4 March 1996               -

Authorized Share Capital:  L1,000                     -

Ordinary                   1,000                      -

Issued Share Capital:      L2                         -

Ordinary                   2                          -

Shareholders/Number/Class
of Shares held

Access 24 Limited          2                          -

Directors                  Louis Carroll              A. Peter Owen
                           Ken Daryl Tuchman          A. Ian Riley
                                                      B. Louis Carroll
                                                      B. Ken Tuchman

Secretary                  Louise Annette Heywood     Edward Davis

Auditors                   Arthur Andersen            Coopers & Lybrand

Registered Office          Access 24 House
                           Bancroft Road
                           Reigate
                           Surrey RH2 7RP

Accounting Reference Date  31/12                      31/12

Mortgages, Debentures and
other Charges              None                       In favor of PPP

                                   SCHEDULE 2

                                   RESOLUTIONS

                              ORDINARY RESOLUTIONS

We, the undersigned, being the Sole Member for the time being of the above-named Company entitled to receive notice of, and to attend and vote at, General Meetings of the Company HEREBY PASS the following written resolution and agree that the said resolution shall, pursuant to Clause 53 in Table A (which Clause is embodied in the Articles of Association of the Company), for all purposes be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held.

It is hereby resolved:

1. THAT the terms of the Subscription and Shareholders' Agreement to be entered into between (1) the Company, (2) TeleTech Holdings, Inc. and (3) Priplan Investments Limited, (a copy of which is attached hereto as Annexe "A") be and are hereby approved notwithstanding the interests of the directors of the Company in such agreement and the Company or its duly authorized attorney be and is hereby authorized to execute the Subscription and Shareholders' Agreement and all related documentation pursuant to an authority of the Board of Directors of the Company.

2. THAT the authorized share capital of the Company be increased by L1,000,000 to L1,000,100 by the creation of 1,000,000 7% per cent Cumulative Redeemable Preference Shares of L1 each having the rights and being subject to the restrictions as set forth in the New Articles of Association referred to in Resolution 3 below.

3. THAT the regulations contained in the document marked "New Articles of Association of Access 24 Limited" (a copy of which is annexed hereto as Annexe "B") be and the same are hereby adopted as the Articles of Association of the Company to the exclusion of, and in substitution for, the existing Articles of Association and all regulations incorporated therein.

4. THAT pursuant to Section 80 of the Companies Act 1985 ("the Act") the Directors be unconditionally authorized to allot, grant options over, offer or otherwise deal with or dispose of any relevant securities (as defined in Section 80 of the Act) of the Company to such persons at such times and generally on such terms and conditions as the Directors may determine provided that:-

4. the authority hereby conferred shall be for a period expiring on 30 June 1996 (unless previously renewed, varied or revoked by the Company in General Meeting);

4.2 the maximum amount of such relevant securities as aforesaid which may be allotted pursuant to such authority shall be the authorized but as yet unissued share capital of the Company as increased by Resolution 2 above;

4.3 the Directors may allot relevant securities pursuant to this authority after 30 June 1996 pursuant to an offer or agreement made by the Company on or before that date as if such authority had not expired.

5. THAT the two ordinary shares of the Company in issue at the date hereof be and are hereby re-classified as "A" and "B" ordinary shares and that the 98 authorized but unissued ordinary shares of the Company as at the date hereof be and are hereby re-classified as 49 "A" ordinary shares and 49 "B" ordinary shares.

6.   THAT the Company's name be changed to Access 24 UK Limited.

Dated this        day of April 1996

                      -------------------------------------------------------
                      Teletech Holdings, Inc.

                                   SCHEDULE 3

                           DEVELOPMENT OF THE BUSINESS

1. In the event there is unused capacity at the Property, both PPP and TeleTech agree to cooperate with each other and the Company to utilize such capacity. Each of PPP and TeleTech shall be entitled to enter into short-term leases on an "arms length" basis to allow either of PPP or TeleTech to utilize equipment and facilities; provided that open seats each seat being a space for one person equipped with a computer terminal, telephone linkup and appropriate office equipment will not be leased for less than L4,650 plus VAT per annum per seat and that each such lease will be terminable on notice of six months by either party to such lease. PPP and TeleTech agree that no more than 50% of the available capacity of the Property at any time will be leased to PPP and/or TeleTech. Each of PPP and TeleTech also agrees that should it terminate (other than for cause) any such short-term lease to which it is a party on less than six months notice it will be required to pay the agreed rental for the unexpired period of the 6 month notice period. In the event that the Company terminates such short term lease on less than 6 months notice there shall be no damages payable to either PPP or TeleTech for such termination, subject to the Company giving not less than 90 days written notice.

2. So long as it is a Shareholder, TeleTech will provide the Company with the following services and support at NO cost:-

     (i) technological know how and expertise to develop the facilities at the Property or such other properties as the Company operates out of in accordance with the terms of this Agreement as promptly as commercially practicable in accordance with a phased program (to be agreed);

    (ii) with respect to technology owned by TeleTech on the Completion Date technology upgrades and additions as appropriate, including access to TeleTech information technology and intellectual property developments for the Business for example CTI Applications Software Predictive Dialing Systems and Database Dialling Systems provided however that if any such technology is owned by a third party TeleTech shall endeavor to procure from such third party a license for the Company to use such technology, the fees and expenses for which shall be borne by the Company;

   (iii) exclusive use of the name "Access 24" within the Territory pursuant to a license in perpetuity;

    (iv) access to TeleTech quantity purchasing benefits to the extent practicable;

     (v)  marketing and sales support from TeleTech personnel as appropriate;

    (vi) management support through the active participation of TeleTech personnel on the board of directors and day-to-day as appropriate; and

   (vii) any and all new agreements for Value Added Services to be delivered from within the Territory.
3. The services of John Kendall on the basis of 44 days per annum for the period from the date of Completion to 31 December 1997 at the cost of L24,000 per annum, and Louis Carroll on the basis of 33 days per annum for the period of from the date of Completion to 31 December 1996 at the cost of L18,000 per annum.

4. So long as it is a Shareholder TeleTech will provide the Company with the support of its programmers and other appropriate personnel to develop new products for the Business, as requested which for the avoidance of doubt shall mean developments undertaken in accordance with the Business Plan and shall not mean programming required for the purposes of paragraph 2(ii) above. This support will be provided at cost, which is deemed to be an individual employee's salaried hourly rate multiplied by two plus direct expenses such as expenses for travel and accommodation.

5. So long as it is a Shareholder, PPP will provide the Company with the following services and support, at no cost:-

     (i) marketing and sales co-operation by way of introductions on an ongoing basis;

    (ii) management support through active participation of PPP personnel on the Board of Directors and day-to-day as appropriate;

   (iii) access by way of introductions to PPP quantity purchasing benefits to the extent practicable; and

6. PPP will contract with the Company in respect of any and all new agreements for Value Added Services for PPP within the Territory on an arm's length basis. Provided that PPP agrees that any new agreement described in this clause 6 to be performed by the Company will be priced so that the Company will earn a 60% - 65% gross margin. For the purposes of this clause gross margin shall be calculated by the use of the following equation:

     R - C     x    100  =    gross margin
     -----
       R

     where

     R -  is total sales revenue from a contract

     C - is variable expenses of direct labor, national insurance, pensions and communication expenses relating to such contract.

7. PPP will grant the Company a right to first refusal for all existing contracts of PPP for Value Added Services as they come up for renewal, at commercial market rates and on terms that match the quality and specifications of a competitor's bid.

8. PPP will grant the Company a right to match third party non-Value Added Services which are similar to services offered under PPP's SOS contract or, Stressline contract;

     Provided however that if the Company offers to provide such third party non-Value Added Services at competitive rates and on terms that match the quality and specifications of the chosen competitor bid, PPP will grant to the Company the right to provide such non-Value Added Services.

9. PPP also agrees to refer its corporate clients to TeleTech for outsourcing services as circumstances allow.

10.  PPP will provide the Company with:-

10.1 dedicated PPP personnel (to be specified from time to time) at actual cost to PPP;

10.2 the support of its programmers and other appropriate personnel to develop new Value Added Services products for the Business, as requested, which for the avoidance of doubt, shall not mean programming required for the purposes of paragraph 2(ii) above.

10.3 The support to be provided under this Clause 10.2 will be provided at "cost," which is deemed to be an individual employee's salaried hourly rate multiplied by two, plus direct expenses, such as expenses for travel and accommodation.

                                   SCHEDULE 4

                              MATTERS FOR APPROVAL


The following matters shall only be undertaken by the Company in accordance with Clause 10.

MATTERS REQUIRING UNANIMOUS DIRECTORS' APPROVAL

1. any sale, lease, transfer or other disposition of the assets or undertaking of the Company or of any substantial part thereof whether by one or more transactions whose individual or aggregate value exceeds L100,000;

2. any consolidation or amalgamation with or the acquisition of any interest in any other company, association, partnership or legal entity;

3. any making of loans or any entering into guarantees or indemnities in excess of L25,000;

4. any change in the nature of the business of the Company or any significant increase in the level of business activity requiring capital expenditure in excess of L100,000 to be made;

5. any acquisition or disposal of land or any interest in land of a value in excess of L25,000;

6.   any closure of any business operation;

7. the entering into any transaction, arrangement or agreement with or for the benefit of any director or Shareholder or any Connected Person;

8.   the acquisition or disposal of any subsidiary company;

9. the entering into a contract or other arrangement or commitment involving expenditure on or the realization of assets of a capital nature in excess of L50,000;

10. the declaration, paying or making of any dividends, bonuses or other distributions out of profits or in respect of its share capital or loan capital or the purchasing or redeeming any part of the Company's share capital;

11. the raising of any loan or credit facilities (including overdraft, leasing and hire purchase facility) in excess of L100,000;

12. the borrowing or raising of any sum or sums in excess of the facility amount available under the Loan Agreement provided that the "A" Directors shall not unreasonably withhold their consent to borrowing by the Company if it is for the purpose of repaying (by way of a complete refinancing) all amounts due under the Loan

     Agreement and such new borrowing is on terms at least as favorable as those of the Loan Agreement;

13. the annual review of the Business Plan and approval of the financial year operating and capital expenditure budgets contained therein; provided that if the directors do not reach agreement on any such budget for a specified financial year, the budget that was in effect for the immediately preceding financial year shall remain in effect until the directors approve a new budget;

14.  any increase in share capital;

15.  authorizing the issue of additional shares;

16. the amendment or modification (including any renewal of the term) of any of this Agreement, the Healthline Agreement, the Assets Sale Agreement and the Assets Leaseback Agreement, the Acquisition Agreement, the Loan Agreement or the New Articles;

17. the entering into of any service agreement with any employee or director which is not terminable without payment of compensation on not more than 3 months notice or whose annual salary is in excess of L50,000;

18. the creation or allowing to subsist of any mortgage, charge, pledge, lien or other encumbrance over any of the Company's assets;

19. the payment of any remuneration or expenses to any person in other than as proper remuneration for work done or services provided or as proper reimbursement for expenses incurred in connection with the Company's business;

20. the redemption of the Preference Shares and/or payment of any divided on the Preference Shares except as otherwise provided for or specified in the New Articles or this Deed;

21. any prepayment of monies due under the Loan Agreement in advance of their repayment date save as provided in paragraph 12 of this Schedule.

                                   SCHEDULE 5

                                DEED OF ADHERENCE


THIS DEED OF ADHERENCE is made the       day of              19 by
       of                          (hereinafter called "the Covenantor")
SUPPLEMENTAL to a Shareholders' Agreement dated               199  and made
between [          ], [          ], [          ] [          ] Limited ("the
Company") ("the Shareholders Agreement")

WITNESSES as follows:

26.2 The Covenantor hereby confirms that [he][it] has been supplied with a copy of the Shareholders Agreement and hereby covenants with each of the persons named in the Schedule hereto to observe perform and be bound by all the terms of the Shareholders' Agreement which are capable of applying to the Covenantor and which have not been performed at the date hereof to the intent and effect that the Covenantor shall be deemed with effect from the date on which the Covenantor is registered as a member of the Company to be a party to the Shareholders' Agreement and to be a Shareholder (as defined in the Shareholders' Agreement).

26.3 This Deed shall be governed by and construed in accordance with the laws of England

EXECUTED as a Deed the day and year first before written

THE FIRST SCHEDULE

[insert the names and addresses of the other continuing parties to the Shareholders' Agreement]

SIGNED and DELIVERED as a Deed     )
by the said                        )
in the presence of:                )

THE COMMON SEAL of                 )
                                   )
LIMITED was hereunto affixed       )
in the presence of:                Director

                                   Secretary

                                   SCHEDULE 6

                                    VALUATION

(1) The purchase price of the Shares which are the subject of a call option pursuant to clause 15.2 ("the Option") will be determined in accordance with the following provisions of this Schedule.

(2) Following the exercise of an Option the Other Shareholder and the Defaulting Shareholder shall attempt to agree the amount of the purchase price for the Shares within 30 days of the service of the Default Notice failing which the Other Shareholder or the Defaulting Shareholder may refer the matter to [an independent chartered accountant] to be agreed by them within seven days or failing agreement, a chartered accountant selected on the application of either Shareholder by the President from time to time of the Institute of Chartered Accountants in England and Wales for final determination (the "Valuers").

(3) The Shareholders shall use their respective best endeavors to procure that the Valuers shall as soon as possible after a reference has been made to them under Clause (2) determine the purchase price of the Shares and notify the Shareholders in writing of their determination.

(4) The Valuers will act as experts, not as arbitrators, but may in their absolute discretion afford the Other Shareholder and the Defaulting Shareholder the opportunity to make such written and oral representations to the Valuers as they wish, subject to such reasonable time and other limits as the Valuers may prescribe, and the Valuers shall have regard to any such representations but not be bound by them.

(5) The Valuers may call upon the Auditors and any other professional advisers who act or have acted for the Company for such documents and information as they may reasonably require from them for the purposes of their determination and the Shareholders will give or (so far as they are able) procure that there is given appropriate authority to such professional advisers to make such disclosures and will (so far as they are able) give to the Valuers all such other facilities and information as they may reasonably require for the purposes of their determination.

(6) The Valuers will determine what in their opinion was the fair price per Share at the date of service of the Default Notice on the following assumptions:

     (a) valuing the Shares as on an arm's length sale between a willing vendor and a willing purchaser;

     (b) the Company was then carrying on business as a going concern, on the assumption that it will continue to do so; and

     (c) valuing each class of the Shares as a rateable proportion of the total value of the class in question which value shall not be discounted or enhanced by reference to their number or amount thereof.

(7) The Valuers will give notice of the fair price to the Other Shareholder and the Defaulting Shareholder by sending to them a copy of their written determination.

(8) The Valuers determination will be final and binding upon the Other Shareholder and the Defaulting Shareholder in the absence of clerical or manifest error appearing within 14 days of notice of such determination being served.

(9) The Valuers', the Company's Auditors' and any other professional advisers' charges including disbursements and value added tax in connection with the determination will be paid by the Defaulting Shareholder.

EXECUTED AND DELIVERED                  )
AS A DEED by its                        )
duly authorized attorney                )
for and on behalf of                    )
ACCESS 24 LIMITED                       )
in the presence of:-                    )  /s/ (signature illegible)


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
for and on behalf of                    )
TELETECH HOLDINGS, INC.                 )


                                        Director  /s/ Kenneth Tuchman

                                        Secretary  /s/ Jo-Nell Labbienti


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
for and on behalf of                    )
PRIPLAN INVESTMENTS LIMITED             )

                                        Director  /s/ (signature illegible)

                                        Secretary  /s/ (signature illegible)